AGREEMENT AND PLAN OF MERGER


                                     between


                                 SKYEPHARMA PLC


                                       and


                              DEPOTECH CORPORATION






                          Dated as of November 1, 1998




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                                TABLE OF CONTENTS

RECITALS...................................................................... 1

                                    ARTICLE I

                       The Merger; Closing; Effective Time

    1.1      The Merger........................................................1
    1.2      Closing...........................................................2
    1.3      Effective Time....................................................2

                                   ARTICLE II

                      Articles of Incorporation and By-Laws
                          of the Surviving Corporation

    2.1      The Articles of Incorporation.....................................2
    2.2      The By-Laws.......................................................2

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

    3.1.     Directors.........................................................3
    3.2.     Officers..........................................................3

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

    4.1.     Effect on Capital Stock...........................................3
             (a) Merger Consideration..........................................3
             (b) Cancellation of Shares........................................4
             (c) Merger Sub....................................................4
    4.2.     Exchange of Certificates for Shares...............................4
             (a) Exchange Agent................................................4
             (b) Exchange Procedures...........................................4
             (c) Distributions with Respect to Unexchanged Shares; Voting......5
             (d) Transfers.....................................................6


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             (e) Fractional Parent ADSs........................................6
             (f) Termination of Exchange Fund..................................6
             (g) Lost, Stolen or Destroyed Certificates........................6
             (h) Affiliates....................................................7
    4.3      Dissenters' Rights................................................7
    4.4.     Adjustments to Prevent Dilution...................................7
    4.5      Additional Contingent Consideration...............................7

                                    ARTICLE V

                         Representations and Warranties

    5.1.     Representations and Warranties of the Company.....................8
             (a) Organization, Good Standing and Qualification.................8
             (b) Capital Structure.............................................9
             (c) Corporate Authority; Approval and Fairness...................10
             (d) Governmental Filings; No Violations..........................10
             (e) Company Reports; Financial Statements........................11
             (f) Absence of Certain Changes...................................12
             (g) Litigation and Liabilities...................................12
             (h) Employee Benefits............................................12
             (i) Compliance with Laws; Permits................................14
             (j) Takeover Statutes............................................15
             (k) Environmental Matters........................................15
             (l) Tax Matters..................................................16
             (m) Taxes........................................................16
             (n) Labor Matters................................................17
             (o) Insurance....................................................17
             (p) Intellectual Property........................................17
             (q) Brokers and Finders..........................................18
             (r) FDA Matters..................................................19
             (s) Material Contracts...........................................20
             (t) Properties...................................................20
             (u) Principal Stockholders of the Company........................20
             (v) Vote Required................................................21
             (w) Affiliate Transactions.......................................21
             (x) Year 2000....................................................21
    5.2.     Representations and Warranties of Parent and Merger Sub..........22
             (a) Capitalization of Merger Sub.................................22
             (b) Organization, Good Standing and Qualification................22
             (c) Capital Structure............................................22
             (d) Corporate Authority..........................................23


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             (e) Governmental Filings; No Violations..........................24
             (g) Absence of Certain Changes...................................25
             (h) Litigation and Liabilities...................................25
             (i) Brokers and Finders..........................................25
             (j) Vote Required................................................26

                                   ARTICLE VI

                                    Covenants

    6.2.     Acquisition Proposals............................................28
    6.3.     Information Supplied.............................................29
    6.4.     Stockholders Meeting.............................................29
    6.5.     Filings; Other Actions; Notification.............................29
    6.6.     Taxation.........................................................31
    6.7.     Access...........................................................32
    6.8.     Affiliates.......................................................32
    6.9.     Publicity........................................................33
    6.11.    Expenses.........................................................33
    6.12.    Indemnification; Directors' and Officers' Insurance..............34
    6.13.    Other Actions by the Company.....................................34
             (a) Takeover Statute.............................................34
             (b) Delivery of Sanderling Letters...............................34
    6.14.    Other Actions by Parent..........................................35

                                   ARTICLE VII

                                   Conditions

    7.1.     Conditions to Each Party's Obligation to Effect the Merger.......35
             (a) Stockholder Approval.........................................35
             (b) Regulatory Consents..........................................36
             (c) Litigation...................................................36
             (d) F-4..........................................................36
             (e) Blue Sky Approvals...........................................36
             (f) Listing Particulars..........................................36
             (g) Nasdaq Listing...............................................36
    7.2.     Conditions to Obligations of Parent and Merger Sub...............36
             (a) Representations and Warranties...............................37
             (b) Performance of Obligations of the Company....................37
             (c) Consents Under Agreements....................................37
             (d) Stock Plans..................................................37


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             (e) Resignations.................................................37
             (g) Certain Consents.............................................37
             (h) Bank Agreement...............................................38
             (i) Chiron Agreement.............................................38
             (j) Ancillary Agreements.........................................38
             (k) Tax Opinion..................................................38
    7.3.     Conditions to Obligation of the Company..........................38
             (a) Representations and Warranties...............................38
             (b) Performance of Obligations of Parent and Merger Sub..........38
             (c) Tax Opinion..................................................39
             (d) Consents.....................................................39

                                  ARTICLE VIII

                                   Termination

    8.2.     Termination by Either Parent or the Company......................39
    8.3.     Termination by the Company.......................................40
    8.4.     Termination by Parent............................................40
    8.5.     Effect of Termination and Abandonment; Pre-Merger
                 Liquidated Damages...........................................40

                                   ARTICLE IX

                            Miscellaneous and General

    9.2.     Modification or Amendment........................................42
    9.3.     Waiver of Conditions.............................................42
    9.4.     Counterparts.....................................................42
    9.5.     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL....................42
    9.6.     Notices..........................................................42
    9.7.     Entire Agreement; No Other Representations.......................43
    9.8.     No Third Party Beneficiaries.....................................44
    9.9.     Obligations of Parent............................................44
    9.10.    Severability.....................................................44
    9.11.    Interpretation...................................................44
    9.12.    Disclosure Schedules.............................................44
    9.13.    Assignment.......................................................45

EXHIBIT A         LETTER AGREEMENT

EXHIBIT B         ADDITIONAL CONSIDERATION


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EXHIBIT C         AFFILIATES LETTER

EXHIBIT D         D&O INSURANCE COVERAGE



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



                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of November 1, 1998, between DepoTech Corporation, a California corporation (the "Company") and SkyePharma plc, a public limited company incorporated under the laws of England ("Parent").

                                    RECITALS

         WHEREAS, Parent intends to incorporate a corporation in California which will be a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations") and which will be the vehicle through which the merger contemplated by this Agreement will be effected;

         WHEREAS, Parent and Company intend to make the Merger Sub a party to this Agreement upon the official confirmation of incorporation of Merger Sub;

         WHEREAS, the respective boards of directors of each of Parent and the Company have approved the merger of Merger Sub at the Effective Time (as defined herein) with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

         WHEREAS, the Company and Parent desire to, and Parent desires to cause Merger Sub to, make certain representations, warranties, covenants and agreements in connection with this Agreement; and

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:



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                                    ARTICLE I

                       The Merger; Closing; Effective Time

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in Section 1100, et seq, of the California Corporations Code (the "CCC").

         1.2 Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, Suite 1300 San Diego, California 92101 at 9:00 A.M. on the second business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

         1.3 Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Plan of Merger with an officers' certificate of each of the Company and Merger Sub to be executed and filed with the Secretary of State of California in accordance with Section 1103 of the CCC, and the Merger shall thereupon become effective at the time of such filing (the "Effective Time").


                                   ARTICLE II

                      Articles of Incorporation and By-Laws
                          of the Surviving Corporation

         2.1 The Articles of Incorporation. The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article III of the Charter shall be amended to read in its entirety as follows: "The corporation is authorized to issue only one class of shares without par value; and the total number of shares which this corporation is authorized to issue is 1,000."


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         2.2 The By-Laws. The by-laws of the Company in effect at the Effective
Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

         3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.


                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

         4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

         (a) Merger Consideration. Each share of the Common Stock, no par value per share, of the Company, (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company and in each case not held on behalf of third parties or Shares ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") exercising dissenters' rights pursuant to Section 1300 et seq. of the CCC (collectively, "Excluded Shares")) shall be converted into, and become exchangeable for, 0.185676393 (the "Conversion Number") Parent American Depositary Shares ("Parent ADSs"), each Parent ADS representing the right to receive ten ordinary shares, nominal value 10 pence each ("Parent Ordinary Shares") (the "Merger Consideration"), subject to adjustment as set forth in
Section 4.4. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease


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to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to
Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

         (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company or any direct or indirect subsidiary of the Company (other than Shares that are in each case owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (c) Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         4.2. Exchange of Certificates for Shares.

         (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the Parent ADSs and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent ADSs to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for Parent ADSs, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

         (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing Parent ADSs and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange


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Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Parent ADSs that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional Parent ADSs plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. Such holders shall further provide, in the space allotted on the letter of transmittal referred to above, to the Exchange Agent (who shall enter on a register, the "Register"), the name and address of such holder and the number of Shares held by such holder as to which there is an entitlement to receive the Merger Consideration, and the DepoCyt ADSs, if any, and the Development Agreement ADSs, if any (each as defined below, and collectively, the "Contingent ADSs"). No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent ADSs, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for Parent ADSs is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for Parent ADSs in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable. Each holder of record of Shares shall have the right to assign such holder's rights to the Contingent ADSs but only in accordance with the mutually agreeable procedures to be set forth in the letter of transmittal delivered by the Exchange Agent in accordance with this Section 4.2(b).

         For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

         (c) Distributions with Respect to Unexchanged Shares; Voting. All Parent Ordinary Shares underlying the Parent ADSs to be issued pursuant to the Merger shall, for purposes of this Section 4.2(c), be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of Parent Ordinary Shares underlying the Parent ADSs to be issued pursuant to


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the Merger, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Parent Ordinary Shares underlying the Parent ADSs issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Ordinary Shares underlying the Parent ADSs issuable pursuant to this Agreement shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws and the terms and provisions of the Deposit Agreement (as defined in Section 5.2(c)), following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole Parent ADSs issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions of Parent with a record date after the Effective Time theretofore distributable pursuant to the Deposit Agreement with respect to such whole Parent ADSs and not paid and (B) at the appropriate payment date, the dividends or other distributions distributable pursuant to the Deposit Agreement with respect to such whole Parent ADSs with a record date after the Effective Time but with a payment date subsequent to surrender.

         (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

         (e) Fractional Parent ADSs. Notwithstanding any other provision of this Agreement, no fractional Parent ADSs will be issued and any holder of Shares entitled to receive a fractional Parent ADS but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, equal to (a) such holder's fractional interest in such Parent ADS, times (b) $9.425.

         (f) Termination of Exchange Fund. At Parent's option and sole discretion, any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent ADSs) that remains unclaimed by the stockholders of the Company for 360 days after the Effective Time shall be transferred to Parent or its nominee. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their Parent ADSs and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by


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the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent ADSs and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

         (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of the Company shall be subject to the limitations of Section 6.8.

         4.3 Dissenters' Rights. No Dissenting Stockholder shall be entitled to shares of Parent Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the CCC, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 1300 et seq. of the CCC with respect to Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted into Parent ADSs pursuant to Section 4.1 hereof. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demand for appraisal under the CCC. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, subject to the limitations hereunder, or Parent changes the number of Parent Ordinary Shares or securities convertible or exchangeable into or exercisable for shares of Parent Ordinary Shares (or makes a similar change with respect to the Parent ADSs), issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably and proportionately adjusted.



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         4.5 Additional Contingent Consideration. (i) In addition to the Merger
Consideration, in the event on or prior to March 31, 2000 of the occurrence of the DepoCyt Launch Date, as determined in accordance with Exhibit B hereto, each holder of Shares (other than holders of Excluded Shares) at the Effective Time shall be issued, promptly after the later of the Effective Time and the DepoCyt Launch Date, an amount of Parent ADSs (the "DepoCyt ADSs") equal to (a) the number of Shares held by such holder at the Effective Time, times (b)
0.106100796 (the "DepoCyt Conversion Price"); provided that such DepoCyt Conversion Price shall be subject to adjustment pursuant to Section 4.4 as if it were the Merger Consideration but using the DepoCyt Launch Date as the point of comparison to the Effective Time for purposes of the adjustments made thereunder. The right to receive DepoCyt ADSs shall be assignable in accordance with Section 4.2(b).

         (ii) In addition to the Merger Consideration, in the event that a development and commercialization agreement is signed with a corporate partner in an arms length transaction with respect to (a) DepoMorphine or (b) a macromolecule for the delivery of drugs using DepoFoam technology, on or prior to March 31, 2000 (such trigger date the "Development Agreement Date"), as determined in accordance with Exhibit B hereto, each holder of Shares (other than holders of Excluded Shares) at the Effective Time shall each be issued, promptly after the later of the Effective Time and the Development Agreement Date, an amount of Parent ADSs (the "Development Agreement ADSs") equal to (a) the number of Shares held by such holder at the Effective Time, times (b)
0.079575597 (the "Development Agreement Conversion Price"); provided that such Development Agreement Conversion Price shall be subject to adjustment pursuant to Section 4.4 as if it were the Merger Consideration but using the Development Agreement Date as the point of comparison to the Effective Time for purposes of the adjustments made thereunder. The right to received Development Agreement ADSs shall be assignable in accordance with Section 4.2(b).

         With respect to holders entitled to claim the DepoCyt ADSs and/or the Development Agreement ADSs under this Section 4.5, the provisions of Section 4.2 shall apply as if such holders were claiming the Merger Consideration, except to the extent the letter of transmittal referred to in Section 4.2(b) above (and related documents) specify otherwise, but substituting the later of (a) the Effective Time and (b) DepoCyt Launch Date or the Development Agreement Date, as the case may be, for the Effective Time throughout.



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                                    ARTICLE V

                         Representations and Warranties

         5.1. Representations and Warranties of the Company. The
Company hereby represents and warrants to Parent and Merger Sub that, as of the date hereof and as of the Closing Date:

         (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's articles of incorporation and by-laws, each as amended to date. Except as set forth on Schedule 5.1(a), the Company's articles of incorporation and by-laws so delivered are in full force and effect. The Company has no, and has not ever had any, Subsidiaries.

         As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, as the case may be, and (ii) "Company Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, results of operations, prospects, properties, assets or liabilities of the Company, taken as a whole.

         (b) Capital Structure. The authorized capital stock of the Company consists of 30,000,000 Shares, of which 17,464,324 Shares are outstanding as of the date hereof, and 5,000,000 shares of Preferred Stock, no par value per share (the "Preferred Shares"), of which no shares are outstanding as of the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except that there are 732,552 Shares reserved for issuance pursuant to the Company's plans, agreements and arrangements and warrants ("Stock Plans"). Schedule 5.1(b) contains a correct and complete list of each outstanding option, warrant or other right to purchase Shares under the Stock Plans or otherwise (each a "Company Option"), including the holder, exercise price and number of Shares or capital stock or equity subject thereto. All such options shall expire at the Effective Time, with no further rights or obligations outstanding with respect thereto, except as set forth in Section
6.10 hereof. Except as set forth on Schedule 5.1(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

         (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to the adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

         (ii) The board of directors of the Company (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and
(B) has received the opinion of its financial advisors, EGS Securities, to the effect that the consideration to be received by the holders of the Shares pursuant to this Agreement is fair to such holders from a financial point of view, subject to customary limitations.

         (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, (D) required to be made with NASDAQ, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity

("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of Company to consummate the transactions contemplated by this Agreement.

         (ii) Except as set forth on Schedule 5.1(d), the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of the Company, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, charge, security interest or other encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease (including, without limitation, leases and purchase agreements for real property), contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Schedule 5.1(d) sets forth a correct and complete list of material Contracts of the Company pursuant to which consents, notices, waivers or other actions are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

         (e) Company Reports; Financial Statements. The Company has delivered to Parent each registration statement, report, proxy statement or information statement prepared by it (including, without limitation, (i) the Company's Annual Reports on Form 10-K, (ii) the Company's Current Reports on Form 8-K and (iii) the Company's Quarterly Reports on Form 10-Q), each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission since January 1, 1996 (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the

Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company as of its date and each of the consolidated statements of operations, statements of cash flows and statements of shareholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, accumulated deficits, shareholders' equity and cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles in the United States ("US GAAP") consistently applied during the periods involved, except as may be noted therein.

         (f) Absence of Certain Changes. Except as set forth on Schedule 5.1(f), since December 31, 1997 (the "Audit Date") the Company has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business and there has not been (i) any change or development of a state of circumstances in the financial condition, properties, prospects, business or results of operations of the Company or otherwise any development or combination of developments that, individually or in the aggregate, has had or may have a Company Material Adverse Effect, excluding any adverse effects that are the result of a downturn in the industry sector or downturn in the economy generally; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by the Company in accounting principles, practices or methods except such changes as required by changes in US GAAP. Since the Audit Date, except as set forth on Schedule 5.1(f), there has not been any increase in the compensation payable or that could become payable by the Company to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in paragraph (h) below) other than increases or amendments in the ordinary course of business.

         (g) Litigation and Liabilities. Except as set forth in Schedule 5.1(g), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the Company has knowledge that could reasonably result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, other than those which are not reasonably likely to have a Company Material Adverse Effect.

         (h) Employee Benefits. (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, agents, former employees, former agents or former directors of the Company and which has not been previously terminated with no further obligations outstanding thereunder (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been provided or made available to Parent prior to the date hereof. The material Compensation and Benefit Plans are listed on Schedule 5.1(h) and any "change of control" or similar provisions or any provisions which might otherwise be triggered by this Agreement or the transactions contemplated hereunder therein are identified on Schedule 5.1(h).

         (ii) To the Company's knowledge, all Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), with respect to "TRA" (as defined in Section 1 of Rev, Proc. 93-39) and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation, claims actions or proceedings relating to the Compensation and Benefit Plans. The Company has not engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

         (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company has not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

         (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. The Company has not provided, and is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

         (vi) The Company has no obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth on
Schedule 5.1(h). The Company may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

         (vii) Except as set forth on Schedule 5.1(h) and as contemplated in
Section 6.10, including the total amounts due under any such exceptions, the consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company to severance pay,
(y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits or forgiveness of obligations under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

         (i) Compliance with Laws; Permits. Except as Disclosed in the Company Reports filed prior to the date hereof, the businesses of the Company have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (individually, "Law" and collectively, "Laws"). Except as Disclosed in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the Company, no material change is required in the Company's processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except as Disclosed in the Company Reports filed prior to the date hereof and except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

         (j) Takeover Statutes. (i) No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation of any nature, each a "Takeover Statute") and (ii) no anti-takeover provision in the Company's articles of incorporation and by-laws requiring a supermajority approval of the Merger by the Company's shareholders, is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

         (k) Environmental Matters. Except as Disclosed in the Company
Reports filed prior to the date hereof or as set forth in Schedule 5.1(k): (i) the Company has at all times complied with all applicable Environmental Laws;
(ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company were not contaminated with Hazardous Substances on or prior to the period of ownership or operation by the Company; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information indicating that the Company may be in violation of or liable under any Environmental Law; (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no other circumstances or conditions involving the Company that are reasonably likely to result in any material claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law.

         As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, common law, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

         As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Government Entity pursuant to any Environmental Law.

         (l) Tax Matters. As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action, nor does the Company have any knowledge of any fact or circumstance, that would prevent the Merger contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         (m) Taxes. Except as set forth in Schedule 5.1(m), the Company
(i) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) has paid all Taxes (as defined below) that are required to be paid or that the Company is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the Company threatened in writing, any audits, examinations, investigations or other proceedings against the Company in respect of Taxes or Tax matters. There are not any unresolved questions or claims concerning the Company's Tax liability that may have a Company Material Adverse Effect. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by the Company for each of the fiscal year commencing with the Company's initial fiscal year and including the year ended December 31, 1997. The Company has paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes owing by the Company, except for inadequately reserved Taxes that would not, individually or in the aggregate with any other failure or misrepresentation under this Section 5.1(m), be material

         As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         (n) Labor Matters. The Company is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company the subject of any material proceeding asserting that the Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company.

         (o) Insurance. All material fire and casualty, clinical trials, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.

         (p) Intellectual Property. (i) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, logos, service marks, copyrights, and any applications therefor, technology, know-how, trade secrets, technical and business proprietary information, computer software programs or applications, and tangible or intangible proprietary information, data, samples, or materials including, without limitation, materials and documents used in connection or association therewith, that are used or reasonably necessary in the business of the Company as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company are valid and subsisting. The Company is not aware of any reasonable basis for the denial of any pending patent application (including divisions, continuations, continuations in part, reissuances and reexamination applications) relating to Company Intellectual Property

Rights or Third-Party Intellectual Property Rights (as defined below) and does not believe that anything contained in such patent applications is reasonably likely to adversely affect any extension, modification, reissuance or reexamination of existing patents or patent applications relating to Company Intellectual Property Rights or Third-Party Intellectual Property Rights. The Company Intellectual Property Rights have not been permitted to lapse or expire except as indicated in the conduct of the business of the Company and no trade secret information has been disclosed except pursuant to an undertaking of confidentiality.

         (ii) Except as set forth on Schedule 5.1(p) or as is not reasonably likely to have a Company Material Adverse Effect:

         (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party, or result in a termination or material change in obligations or benefits under such licenses, sublicenses or other agreements, and pursuant to which the Company is authorized to use any third-party patents (including divisions, continuations, continuations in part, reissuances, reexaminations and modifications), trademarks, service marks, software, copyrights or know-how ("Third-Party Intellectual Property Rights");

         (B) no claims or proceedings with respect to (I) the patents (including divisions, continuations, continuations in part, reissuances, and modifications), trademarks and service marks, and registrations therefor, copyrights, copyright registrations, trade names, and any applications therefor owned by or under obligation of assignment to the Company (the "Company Intellectual Property Rights"); (II) any trade secret material to the Company; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, are threatened by any Person;

         (C) the Company does not know of any valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on or is in violation of any copyright, patent, trademark, service mark or trade secret; (II) against the use by the Company, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (III) challenging the ownership, scope, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company; and

         (D) to the knowledge of the Company, there is no unauthorized use, infringement, conflicts with, violation or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company.

         (q) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed EGS Securities as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

         (r) FDA Matters. (i) Schedule 5.1(r) contains a complete and correct list of all products that are being researched, tested or studied on human or animal subjects or distributed for commercial sale by the Company (the "Products") (including, a list of all material Licenses (as defined below) for each Product that has been obtained by the Company, or form the basis for manufacturing, distribution, sale or human or animal research, testing or studies of a Product by the Company).

         (ii) Except as set forth on Schedules 5.1(d) and (r), (A) with respect to each Product: (i) the Company has obtained all applicable approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies including, without limitation, the United States Food and Drug Administration (the "FDA") and the Drug Enforcement Administration of the Department of Justice to permit the manufacture, distribution, sale, marketing, to the extent applicable, or human or animal research, testing or studies of such Product, as the case may be (collectively, "Licenses"); (ii) the Company is in compliance with all requirements pertaining to the manufacture, distribution, sale (to the extent applicable) or human or animal research of such Product; and (iii) to the extent such product is intended for export from the United States, the Company is in compliance with either all FDA and export requirements and is in compliance with all applicable laws relating to research, testing, storage, handling or manufacture, sale or marketing (to the extent applicable) of drugs or medical devices; (B) to the extent applicable, all human and animal research performed by or for the Company have been and are being conducted in compliance with the current good industry practice, including for human and animal research, testing or studies but not limited to, the good human and animal research, testing and clinical studies regulations issued by FDA; (C) to the extent applicable, all nonclinical laboratory studies, as described in 21 C.F.R. 58.3(d), sponsored by the Company has been and are being conducted in compliance with the good laboratory practice regulations set forth in 21 C.F.R. Part 58; and (D) to the extent applicable, the Company is in compliance with all reporting requirements for all Licensees or plant registrations described in the preceding clause (ii)(A)(i), including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314 and for devices in 21 C.F.R. Parts 812 and 803, as applicable; except, in the case of all of the preceding clauses in this Section
(ii), for any such failures to obtain licenses or noncompliances with requirements which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing definition of "Licenses", such definition shall specifically include, with respect to the United States, new drug applications, abbreviated new drug applications, product license applications, investigational new drug applications, and product export applications issued by the FDA, as well as registrations issued by the DEA.

         (iii) Neither the Company nor, to the knowledge of the Company, any of its officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to FDA, failed to disclose a fact required to be disclosed to FDA, or committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10,
1991).

         (iv) The Company has provided or made available to Parent all documents in its possession concerning communications to or from FDA or other applicable agencies regulating the research, testing, storage, handling, marketing or sale of drugs or medical devices (as applicable) or prepared by FDA, which bear in any material respect on compliance by the Company with FDA or other such regulatory requirements.

         (s) Material Contracts. Schedule 5.1(s) contains a list of all Contracts by which the Company is bound and which are material to the current, or, in the light of the Company's 1999 and 2000 Annual Operating Plan previously provided to Parent by Company (the "Business Plan"), proposed future operation of the business of the Company. Each such Contract is valid and in full force and effect and there exists no default or occurrence, condition, commitment or act (including the consummation of the Merger) which would, with the passage of time, the giving of notice, or both, cause a default thereunder. To the best knowledge of the Company, all of the obligations to be performed by the other parties to each such Contract have been fully performed.

         (t) Properties. Except as set forth on Schedule 5.1(t), with respect to each item of real property which the Company owns or leases, except for such matters that, individually or in the aggregate, are not reasonably likely to be material: (a) the Company has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, or a valid leasehold interest, as the case may be, free and clear of any security interest, easement, covenant or other restrictions, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition free in each case of material defects.

         (u) Principal Stockholders of the Company. Except as set forth on
Schedule 5.1(u), to the best knowledge of the Company after reasonable investigation, as of the date of this Agreement, no person or affiliated group of persons beneficially owns, or would beneficially own assuming the exercise of all options or rights to acquire Securities of the Company in favor of any such person, five percent or more of the Shares.

         (v) Vote Required. The adoption of this Agreement and the authorization of the Merger by the affirmative vote of the holders of Shares entitling such holders to exercise at least a majority of the total voting power of the Shares (the "Company Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby.

         (w) Affiliate Transactions. Except as set forth on Schedule 5.1(w), to the knowledge of the Company, no officer or director of the Company is a party to any transaction with the Company (A) providing for the rental of real or personal property from, or (B) otherwise requiring payments to (other than for services in their capacities as officers, directors or employees) any such person or any corporation, partnership, trust or other entity in which any such person has an interest as a stockholder (other than holdings of less than 1% of the shares of such corporation), officer, director, trustee or partner (other than holdings of less than 1% of the partnership interests in such partnership).

         (x) Year 2000. The Company has reviewed its operations and any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem. The Year 2000 Problem is not reasonably likely to have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         5.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that, as of the date hereof and as of the Closing Date:

         (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and
(iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated hereby.

         (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's Memorandum and Articles of Association, each as amended to the date hereof. Parent's Memorandum and Articles of Association as so delivered are in full force and effect.

         As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), properties, prospects, business or results of operations, assets or liabilities of the Parent and its Subsidiaries, taken as a whole.

         (c) Capital Structure. The authorized capital stock of Parent consists of 545,000,000 Parent Ordinary Shares, nominal value 10 pence each, of which 399,959,529 shares have been issued as of September 30, 1998 and such number has not varied more than 2% as of the date hereof. All of the issued Parent Ordinary Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Ordinary Shares reserved for issuance except that there are Parent Ordinary Shares subject to the plans, agreements and arrangements set forth on Schedule 5.2(c) (the "Parent Stock Plans"). Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth on Schedule 5.2(c) or as may be required by the Companies Act, the rules and regulations of the London Stock Exchange, or Parent's Memorandum and Articles of Association, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent and no securities or obligation evidencing such rights are authorized, issued or outstanding. Except as set forth on Schedule 5.2(c), Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt"). The Parent ADSs are issued pursuant to the Deposit Agreement currently in effect, among Parent and The Bank of New York, as Depositary (and all owners and holders from time to time of ADRs issued thereunder) (the "Deposit Agreement").

         (d) Corporate Authority. (i) Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of Parent Ordinary Shares underlying the Parent ADSs required to be issued pursuant to Article IV. Such Parent Ordinary Shares, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. Such Parent Ordinary Shares, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

         (iii) The Board of Directors of each of Parent and Merger Sub has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby, as necessary.

         (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, (D) required to be made with NASDAQ and (E) filings required by the Companies Act and the rules and regulations of the London Stock Exchange, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

         (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

         (f) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement proxy statement, information statement or report prepared by it, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income, cash flows and gains and losses included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP") consistently applied during the periods involved, except as may be noted therein.

         (g) Absence of Certain Changes. Except as set forth on Schedule 5.2(g), since December 31, 1997 Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change or development of a state of circumstances in the financial condition, properties, prospects, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which management of Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; or
(iii) any change by Parent in accounting principles, practices or methods; or
(iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof.

         (h) Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

         (i) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Salomon Smith Barney as its financial advisors.

         (j) Vote Required. Except as set forth on Schedule 5.2(j), no vote of the holders of the Parent Ordinary Shares is required to approve this Agreement, the Merger and the other transactions contemplated hereby.

                                   ARTICLE VI

                                    Covenants

         6.1. Interim Operations. The Company covenants and agrees that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement):

         (a) its business shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

         (b) it shall not (i) form or acquire (by means of transfer, purchase or otherwise) any Subsidiaries; (ii) amend its articles of incorporation or by-laws or amend, modify or terminate the Stock Plans, other than as expressly required hereunder (including, without limitation, as set forth in Section 6.10); (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock;

         (c) it shall not (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets or incur or modify any other material liability or modify any current material indebtedness; (iii) make or authorize or commit for any expenditures (including capital expenditures and expenditures relating to the use of Third-Party Intellectual Property Rights or the development, marketing or in-licensing of any products) or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of (or reasonably likely to result in expenditures in excess of) $100,000 or (iv) authorize or enter into any agreement or other commitment relating to the licensing of any of the Company's products or the marketing by the Company of a third-party's products;

         (d) it shall not terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation or benefits of any employees except, in the case of employees that are not executive officers or directors of the Company, increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

         (e) it will not (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof (other than the acquisition of shares surrendered in whole or partial satisfaction of the exercise price for any stock options outstanding on the date hereof and properly exercised in accordance with their terms) or any rights, warrants or options to acquire any such shares or other securities;

         (f) it shall not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

         (g) it shall not make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

         (h) it shall continue to take all actions reasonably necessary in connection with the continued leasing or subleasing of Building One, but shall not enter into any further agreements relating to the lease or sublease of such property;

         (i) it shall continue to take all actions reasonably necessary in connection with the valuation of and sale of equipment in Building One, but shall not enter into any agreements relating to the sale of any such equipment;

         (j) it shall not incur additional indebtedness;

         (k) it shall not take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

         (l) it will not authorize or enter into an agreement to do any of the foregoing.

         6.2. Acquisition Proposals. The Company agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms customary under the circumstances; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company agrees that it will notify Parent promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals, offers, negotiations, discussions or requests, subject in all events to the fiduciary duties of the Company's Board of Directors. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any to return all confidential information heretofore furnished to such Person by or on behalf of it.

         6.3. Information Supplied. The Company and Parent each agrees, as to itself, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Ordinary Shares underlying the Parent ADSs required to be issued in the Merger (including the proxy statement and prospectus (the "Prospectus/ Proxy Statement") constituting a part thereof) (the "F-4 Registration Statement") will, at the time the F-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.4. Stockholders Meeting. Subject to requirements under applicable law, the Company will take, in accordance with applicable law and its charter or articles and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the F-4 Registration Statement is declared effective (including mailing the Prospectus/Proxy Statement to the stockholders of the Company) to consider and vote upon the adoption of this Agreement, Plan of Merger and the Merger. Subject only to consideration of the factors described in Section 6.2 with respect to evaluating a Superior Proposal, the Company's board of directors shall unanimously recommend such approval and shall take all lawful action to solicit such approval.

         6.5. Filings; Other Actions; Notification. (a) Parent and the
Company shall as promptly as practicable prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall as promptly as practicable prepare and file with, or confidentially submit, the SEC the F-4 Registration Statement to provide that all Parent ADSs issued as part of the Merger Consideration are covered by the F-4 Registration Statement, including the Contingent ADSs. Parent and the Company each shall use its reasonable best efforts to have the F-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing or submission. Parent shall also use reasonable best efforts to obtain prior to the effective date of the F-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and will pay all expenses incident thereto.

         (b) The Company and Parent shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, subject, in the Company's case, to Section 6.2, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

         (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the F-4 Registration Statement, Parent's listing particulars with the LSE or any other statement, filing, notice or application made by or on behalf of Parent or the Company to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

         (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

         (e) The Company shall use reasonable best efforts to obtain or effect, as the case may be, any consents, notices, waivers or other actions set forth on
Schedule 5.1(d), including, without limitation, any with respect to any Contracts of the Company with Chiron Corporation, Research Development Foundation and Pharmacia & Upjohn, necessary for the Surviving Corporation to be entitled to enforce on the same terms any rights against such parties enforceable by the Company thereunder and for the obligations performable by the Company thereunder to be performable on the same terms by the Surviving Corporation.

         (f) The Company shall use reasonable best efforts to cooperate with Parent to establish an arrangement, prior to Parent's submission to the London Stock Exchange of the Listing Particulars relating to the Merger Consideration (the "Listing Submission Date") between Parent and Silicon Valley Bank with respect to any obligations owed (or to come due) by Company to Silicon Valley Bank, mutually satisfactory to Company and Parent (taking into consideration the Business Plan).

         (g) If any or all of the $11.7 million amount owed to Chiron Corporation under that certain Collaboration Agreement between Chiron Corporation and the Company, dated March 31, 1994, as amended, becomes payable under the terms of such agreement, the Company shall use reasonable best efforts to cooperate to establish an arrangement, prior to the Listing Submission Date, with Chiron Corporation with respect to the timing and treatment of such payment, mutually satisfactory to Company and Parent (taking into consideration the Business Plan).

         (h) The Company shall use reasonable best efforts to cause the parties to the agreements attached hereto as Exhibit A to duly enter into such agreements as soon as possible.

         6.6. Taxation. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, shall furnish promptly to Parent all information concerning its business, properties, financial condition, results of operations and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty or covenant made by the Company, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by its officers. All such information shall be held confidential, except as may be publicly available, and except that it may be disclosed to a party's agents and advisors only in connection with the proposed transaction.

         6.8. Affiliates. (i) Not later than thirty days prior to the date of the Stockholders Meeting, Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of the Parent, as of the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information to the Company's best knowledge and documents as Parent shall reasonably request for purposes of preparing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the date of the

Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit C (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the F-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent ADSs (or the underlying Parent Ordinary Shares) by such affiliates received in the Merger and the certificates representing Parent ADSs received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

         6.9. Publicity. The initial press release of the Company and Parent with regard to this Agreement and the transactions contemplated hereby shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities interdealer quotation service.

         6.10. Stock Options. The Company shall make all necessary arrangements, including adopting appropriate board resolutions, obtaining any shareholder votes or optionholder waivers or consents and otherwise take such necessary action, to (i) cause any and all options to acquire Shares, whether vested or unvested, held by any Person under any Stock Plans (other than the warrants set forth on Schedule 5.1(b)) to accelerate and vest and constitute an option to acquire Shares at the price and on the terms and conditions as are applicable to such options under such Stock Plans, prior to the Effective Time, (ii) provide all optionholders under such Stock Plans a reasonable opportunity (including advance notice of the provisions of this Section) to exercise such options, and deliver to such optionholders the Shares due thereupon, prior to the Effective Time, (but, without limiting this Section 6.10, Company and such optionholders shall be permitted to make arrangements for such exercise to be rescinded if the Closing does not occur), (iii) terminate any and all Stock Plans (except for the Company's 1995 Employee Stock Purchase Plan, as amended (the "ESPP") as set forth in clause (iv) below) and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company, and any rights or obligations thereunder, in all such cases effective at the Effective Time, and (iv) the ESPP shall terminate prior to the Effective Time.

         6.11. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the F-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the F-4 Registration Statement shall be shared equally by Parent and the Company.

         6.12. Indemnification; Directors' and Officers' Insurance. (a) Parent's and the Surviving Corporation's only obligations with respect to providing any indemnities or insurance or coverage to directors or officers of Company for actions, inactions, conditions or occurrences prior to the Effective Time with respect to which such persons may incur losses as a result of their acting in the capacities of directors and officers, as the case may be, shall be to cause the Surviving Corporation to (i) pay the one time premium for the 'tail' coverage described in Exhibit D hereto provided by the insurer currently providing directors and officers insurance to such persons in such capacities at Company, (ii) maintain in the charter and by-laws of the Surviving Corporation the current charter and by-law provisions of the Company specifically relating to the provision of indemnities to directors and officers and (iii) maintain in accordance and for the time periods set forth in such agreements, the director and officer indemnity agreements listed in Schedule 6.12 hereof.

         (b) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

         (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the directors and officers referenced in (a) above, their heirs and their representatives.

         6.13. Other Actions by the Company.

         (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         (b) Delivery of Sanderling Letters. The Company agrees to use its reasonable best efforts to cause within ten business days of the date hereof the delivery to Parent of a letter in the form of Exhibit A from, and signed by or on behalf of, each holder of Common Stock that is affiliated with either or both of Sanderling Ventures (and its affiliated companies which are shareholders of the Company) or Fred A. Middleton.

         6.14. Other Actions by Parent. (a) Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement, and the transactions contemplated hereby, at any meeting of stockholders of Merger Sub at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of Merger Sub by consent in lieu of a meeting).

         (b) Parent will use its reasonable efforts to provide customary support to find a development partner for DepoMorphine or the Macromolecule (as defined in Exhibit B hereto) within the timeframe of the milestone payment, to the extent commercially reasonable.

         (c) Promptly following the Effective Time, in accordance with applicable law and applicable corporate governance documents, Parent will take all such actions as are necessary to elect a person, who immediately prior to the Effective Time was a director of the Company, to the Board of Directors of Parent.

         (d) Parent shall cause the Surviving Corporation to make appropriate provisions in connection with the Merger with respect to the rights and interests of the holders of the warrants set forth in Schedule 5.1(b), in accordance with the terms thereof.

         (e) Parent shall use its reasonable best efforts to cause that the Parent ADSs issuable to Company shareholders pursuant to this Agreement are authorized for listing on Nasdaq National Market, except as would otherwise be permitted under (d) above.

         (f) Parent shall cause that at the time of issuance of any Contingent ADSs, there shall be an adequate number of authorized shares of Parent Ordinary Shares to allow for the issuance for any such Contingent ADSs.

                                   ARTICLE VII

                                   Conditions

         7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the articles and by-laws of each such corporation.

         (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be).

         (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding seeking any such Order.

         (d) F-4. The F-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the F-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

         (e) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

         (f) Listing Particulars. Parent shall have had its 'Listing Particulars' relating to the Merger Consideration to be filed with the London Stock Exchange, declared effective, stamped and approved by the London Stock Exchange.

         (g) Nasdaq Listing. The Parent ADSs issuable to Company shareholders pursuant to this Agreement shall have been authorized for listing on Nasdaq National Market, subject to official notice of issuance, except as would otherwise be permitted under Section 6.14(d).

         7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

         (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the consummation of the transactions contemplated hereby under any Contract to which the Company is a party, except where the failure to obtain such consents or approvals, individually or in the aggregate, does not have and is not reasonably likely to have a Company Material Adverse Effect or materially impair or delay the transactions contemplated hereby.

         (d) Stock Plans. Company shall have effected the actions specified in
Section 6.10.

         (e) Resignations. Parent shall have received the resignations of each director and officer of the Company.

         (f) Affiliates Letters. The Company shall have used its commercially reasonable efforts to obtain and deliver to Parent an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 6.8.

         (g) Certain Consents. The Company shall have obtained or effected, as the case may be, any consents, notices, waivers or other actions set forth on Schedule 5.1(d) with respect to any Contracts of the Company with Chiron Corporation and Pharmacia & Upjohn, necessary for the Surviving Corporation to be entitled to enforce on the same terms any rights against such parties enforceable by the Company thereunder and for the obligations performable by the Company thereunder to be performable on the same terms by the Surviving Corporation, and shall have provided evidence to Parent's reasonable satisfaction, of Company's satisfaction of this condition.

         (h) Bank Agreement. The Company, Parent and Silicon Valley bank, shall have established an arrangement, prior to the Listing Submission Date between Parent, Company and Silicon Valley Bank with respect to any obligations owed (or to come due) by Company to Silicon Valley Bank, mutually acceptable to Company and Parent, such acceptance not to be unreasonably withheld.

         (i) Chiron Agreement. If any or all of the $11.7 million amount owed to Chiron Corporation under that certain Collaboration Agreement between Chiron Corporation and the Company, dated March 31, 1994, as amended, becomes payable under the terms of such agreement, the Company and Parent shall have established an arrangement, prior to the Listing Submission Date with Chiron Corporation with respect to the timing and treatment of such payment, mutually acceptable to Company and Parent, such acceptance not to be unreasonably withheld.

         (j) Ancillary Agreements. The agreements attached as Exhibits A and C, shall have been duly executed by the parties thereto and shall constitute the binding and enforceable obligations of such parties, to the reasonable satisfaction of Parent.

         (k) Tax Opinion. The Parent shall have received the opinion of Sullivan & Cromwell, counsel to the Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. For purposes of rendering its opinion, Counsel to the Parent shall rely on reasonable assumptions and/or representations as to factual matters to be provided by Parent, Merger Sub and the Company.

         7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and an executive officer of Merger Sub to such effect.

         (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and an executive officer of Merger Sub to such effect.

         (c) Tax Opinion. The Company shall have received the opinion of Brobeck Phleger & Harrison LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. For purposes of rendering its opinion, Counsel to the Company shall rely on reasonable assumptions and/or representations as to factual matters to be provided by Parent, Merger Sub and the Company.

         (d) Consents. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the consummation of the transactions contemplated hereby under any Contract to which Parent is a party, except where the failure to obtain such consents or approvals, individually or in the aggregate, does not have or is not reasonably likely to have a Parent Material Adverse Effect.

                                  ARTICLE VIII

                                   Termination

         8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in

Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

         8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by April 30, 1999, whether such date is before or after the date of approval by the stockholders of the Company; (the "Termination Date"), (ii) the approval of the Company's stockholders required by
Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof (the "Company Shareholders Meeting") or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company (i) if the Board of Directors of Parent shall have withdrawn or adversely modified its approval of this Agreement or (ii) if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

         8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach, or (iii) if the Company or any of the other Persons described in Section 6.2 as affiliates, representatives or agents of the Company shall take any of the actions that would be proscribed by Section 6.2 but for the proviso therein allowing certain actions to be taken pursuant to clause (B), (C) or (D) of the proviso under the conditions set forth therein.

         8.5. Effect of Termination and Abandonment; Pre-Merger Liquidated Damages.

         (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any prior breach of this Agreement.

         (b) In addition to any other remedies otherwise available in law or equity with respect to breaches of this Agreement, in the event that Parent terminates this Agreement in accordance with and pursuant to Section 8.2(i) or
8.4 above or in the event of the occurrence of any one of the events set forth in the next following sentence, the Company shall pay Parent $2,000,000 by wire transfer of same day funds; provided that the Company is not also then entitled to or does terminate this Agreement pursuant to and in accordance with Section
8.3. The Company shall also make the $2,000,000 payment referred to in the preceding sentence after the earliest to occur of: (i) the date on which the Company's stockholders approve the sale of substantially all of the Company's stock or assets to, or the consummation of a merger, consolidation, reorganization or similar transaction with, a party other than Parent or Merger Sub (a "Third Party Transaction") or (ii) the date on which a Third Party Transaction is consummated; provided that in any such cases, the Company is not otherwise entitled to, or does, terminate this Agreement pursuant to Section
8.3. In addition to any other remedies otherwise available in law or equity with respect to breaches of this Agreement, in the event that the Company terminates this Agreement in accordance with and pursuant to Section 8.3 above, Parent shall pay the Company $2,000,000 by wire transfer of same day funds; provided that Parent is not also then entitled to or does terminate this Agreement pursuant to and in accordance with Section 8.4. The parties acknowledge that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Merger Sub and Company would not enter into this Agreement; accordingly, if either party fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, the claiming party commences a suit which results in a judgment against the paying party hereunder for the fee set forth in this paragraph (b), the paying party shall pay to the claiming party hereunder its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of The Bank of New York in effect on the date such payment was required to be made. This clause 8.5(b) shall be of no effect after consummation of the Merger pursuant to the terms hereof.

                                   ARTICLE IX

                            Miscellaneous and General

         9.1. Survival. This Article IX, the agreements of the Company,
Parent and Merger Sub contained in Section 6.11 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Stock Purchase Agreement between Company and Parent, dated as of October 19, 1998, shall survive the termination of this Agreement. All representations, warranties, covenants and agreements contained in this Agreement shall not survive the consummation of the Merger, except that the covenants and agreements contained in Sections 4.2, 4.4, 4.5, 6.6, 6.12, 6.14(b), (c), (d) and (f), and this Article IX, which shall survive and terminate 2 years from the date hereof.

         9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT WITH RESPECT TO THE MERGER TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED BY THE CCC.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by overnight delivery service, postage prepaid, or by facsimile:

         if to Parent or Merger Sub

         SkyePharma plc
         105 Picadilly
         London W1V 9FN
         United Kingdom
         Attention: Company Secretary
         fax: 011 44 171 491 3338

         with copies to:

         Sullivan & Cromwell
         St. Olave's House
         9a Ironmonger Lane
         London EC2V 8EY England
         Attention: Kathryn Campbell, Esq.
         fax: 011 44 171 710-6565

         if to the Company

         DepoTech Corporation
         10450 Science Center Drive
         San Diego, California 92121
         Attention: President
         fax: (619) 623-0376
         with a copy to:

         Brobeck, Phleger & Harrison
         550 West C Street
         Suite 1300
         San Diego, California 92101
         Attention:  Faye Russell, Esq.
         fax:  (619) 234-3848

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto) and that certain Stock Purchase Agreement dated October 19, 1998 between the Company and Parent and the Irrevocable Proxy dated October 19, 1998 granted by Parent to the Company's Board of Directors constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         9.8. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as set forth in Section 6.12.

         9.9. Obligations of Parent. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action.

         9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.12. Disclosure Schedules. (a) If a disclosure is made in one of the Schedules to this Agreement, such disclosure will not be deemed to have been made in any other Schedule hereto, unless such disclosure is made therein as well. The fact that any item or information has been included in any of the Schedules to this Agreement shall not be construed to establish, in whole or in part, any standard of materiality, including any standards of what constitutes a Company or Parent Material Adverse Effect, for purposes of the Schedules or this Agreement.

         (b) "Disclosed in the Company Reports" shall mean, for purposes of this Agreement, specifically described in the Company Reports which are publicly available, such that the nature and details of the breach of the representation or warranty to which this definition applies are reasonably identified and including the identity of any third parties involved, as the case may be; provided that notwithstanding any contrary disclosure in the Company Reports, this definition shall not apply to any breach of a representation or warranty if such breach would or would be reasonably likely to prohibit or substantially impair the consummation of the transactions contemplated hereby.

         9.13. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

         9.14 Merger Sub Effective Date; Incorporation and Joinder of Merger Sub. (i) Notwithstanding anything to the contrary contained in this Agreement, all representations, warranties, agreements and covenants by and with respect to Merger Sub in this Agreement, except as set forth in this Section 9.14, shall be of no effect until Merger Sub is incorporated as a California Corporation and made party to this Agreement.


         (ii) Parent shall use reasonable best efforts to incorporate Merger Sub as promptly as possible and in any event shall effect such incorporation by November 6, 1998. Promptly after Parent receives confirmation that Merger Sub has been incorporated, Parent shall cause Merger Sub to become a party to this Agreement in accordance with its terms and Company and Parent shall amend the cover page and Recitals of this Agreement and attach a signature page executed by Merger Sub accordingly; provided that references to the date hereof or the date of this Agreement in any representations, warranties, agreements and covenants by and with respect to Merger Sub shall be deemed to refer to the date on which Merger Sub became a party to this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                 SKYEPHARMA PLC



                                 By: __________________________
                                     Name:
                                     Title:


                                 DEPOTECH CORPORATION



                                 By: __________________________
                                     Name:
                                     Title:

                                    EXHIBIT A


                                                     _________  __, 1998




SkyePharma plc


         Re:      Agreement and Plan of Merger between
                  SkyePharma plc and DepoTech Corporation


         The undersigned understands that DepoTech Corporation (the "Company") and SkyePharma plc (the "Acquiror") have entered into an Agreement and Plan of Merger (as entered into and as it may be amended, supplemented or replaced from time to time, the "Merger Agreement"), contemplating a business combination between the Company and the Acquiror (the "Merger"). In consideration of the substantial direct and indirect costs and other obligations the Acquiror will incur in connection with the transactions contemplated by the Merger, and given the potential benefits to the undersigned under the Merger should it be effected and in recognition that the delivery of this letter is a material condition precedent to the consummation of such Merger, the undersigned agrees and undertakes as follows:

          1. The undersigned represents and warrants that the undersigned is the beneficial owner, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights or any encumbrances whatsoever, other than solely by operation of law, with respect to the ownership, transfer or voting of such securities, of the number of shares set forth below the undersigned's signature hereto (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company, and is not the beneficial owner of any other Common Stock and has no rights (whether or not contingent, vested or accrued) to acquire any additional Common Stock or other securities of the Company;

          2. Unless the Merger Agreement shall have been terminated, the undersigned will vote or cause to be voted for approval of the Merger and against any competing proposals all Shares (now held or hereafter acquired) that the undersigned has the power to vote and hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger, to the extent such rights arise as a result of the Merger, and otherwise refrain from taking other action, permitted by applicable law, which would adversely affect the consummation of the Merger, except to the extent otherwise required by the undersigned's fiduciary duty as a director of the Company;

          3. Unless the Merger Agreement shall have been terminated, the undersigned agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, or the creation of any lien or encumbrance on, any and all interests in the Shares (or any Common Stock hereafter acquired), (including as part of a transaction involving the sale of the Company), other than to Acquiror. In the case of any transfer by operation of law, this letter agreement shall be binding upon and inure to the transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void;

          4. In the undersigned's capacity as a stockholder of the Company, the undersigned shall use its reasonable best efforts to cooperate with the Acquiror and the Company in (a) preparing and filing documentation, (b) effecting applications, notices, petitions, filings and other documents and
     (c) obtaining permits, consents, orders, approvals and authorizations necessary to make effective the Merger and the other transactions contemplated by the Merger Agreement and, except as otherwise permitted under this letter agreement or the Merger Agreement, shall not wilfully take, or cause to be taken, any action that could significantly impair the prospects of completing the Merger in accordance with the Merger Agreement, except to the extent otherwise required by the undersigned's fiduciary duty as a director of the Company;

          5. The undersigned has all requisite power and authority and has taken all action necessary to execute, deliver and perform its obligations hereunder and obligations hereunder are valid, binding and enforceable against the undersigned by Acquiror, in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          6. No notices, reports or other filings are required to be made by the undersigned with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the undersigned from any Governmental Entity, in connection with the execution and delivery of this letter agreement by the undersigned, the performance of its obligations hereunder or the consummation of the transactions referred to herein;

          7. In addition to any other requirements imposed by applicable law, until 180 calendar days (the "Restricted Period") following the receipt by the undersigned of the Merger Consideration, (including by reference the Parent Ordinary Shares underlying such ADSs) pursuant to the Merger (such aggregate amount of such Merger Consideration, the "Holder's Total Parent Shares"; provided, however, that the Holder's Total Parent Shares shall not include the Parent ADSs issued to the undersigned upon exercise of the undersigned's current options under any Stock Plans to acquire Shares), the undersigned agrees not to (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer (including by way of capital contribution), directly or indirectly, any and all interests in the Holder's Total Parent Shares or any securities convertible into or exercisable or exchangeable for the Holder's Total Parent Shares or (ii) enter into any swap or other arrangement that relates to any of the transactions referred to in (i) above, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Holder's Total Parent Shares or such other securities, in cash or otherwise; and

          8. The undersigned understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the undersigned's execution and delivery of this letter agreement.

         Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be performed entirely within such state. Very truly yours,


                                              --------------------------
                                              Name:
                                              Number of Shares: ________

Accepted:

SKYEPHARMA PLC


By: _________________________
       Name:
       Title:

                                    EXHIBIT B

                            Additional Consideration

                        Description of triggering events:


1. For purposes of this Agreement, "DepoCyt Launch Date" shall mean the date of the receipt by the Surviving Corporation of Final FDA Approval (as defined below) for DepoCyt such that there are no further FDA or similar regulatory approvals which must be satisfied for the Surviving Corporation to effect sales of DepoCyt to the public in the United States. For purposes of this Agreement, "Final FDA Approval" shall mean receipt from the United States Food and Drug Administration ("FDA") of such approval as is commercially permissible and legally advisable to permit a third party to begin the marketing, distribution in interstate commerce and selling of DepoCyt in the United States.

2. For purposes of this Agreement, the "Development Agreement Date", with respect to (a) DepoMorphine or (b) a macromolecule for the delivery of drugs using DepoTech's technology (the "Macromolecule"), shall be the date of execution of a definitive agreement (not a term sheet or other preliminary writing) under which a third party is to provide financial or other support (or otherwise compensates the Surviving Corporation) reasonably required by Parent to support the development of DepoMorphine or the Macromolecule in exchange for an exclusive license to commercialize DepoMorphine or the Macromolecule, as the case may be, in one or more territories ("territories" shall be any of (i) the United States, (ii) Europe, (iii) Asia and (iv) the rest of the world).

                                                                       EXHIBIT C

                                AFFILIATE LETTER





Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of DepoTech Corporation, a California corporation ("DepoTech"), as the term affiliate is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of November 1, 1998 (the "Merger Agreement"), between DepoTech and SkyePharma plc, a public limited company organized under the laws of England ("SkyePharma"), a wholly owned subsidiary of SkyePharma ("Merger Sub"), will be merged with and into DepoTech (the "Merger"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Merger Agreement, a copy of which I have received and reviewed.

         As a result of the Merger, I may receive Parent ADSs, each representing the right to receive ten Parent Ordinary Shares ("Restricted Parent ADSs") (Restricted Parent ADSs, together with the Parent Ordinary Shares such Restricted Parent ADSs represent the right to receive, being hereinafter referred to as "SkyePharma Securities") in exchange for shares owned by me of Common Stock, no par value, of DepoTech.

         I represent, warrant and covenant to SkyePharma that in the event I receive any SkyePharma Securities as a result of the Merger or the other transactions and agreements contemplated by the Merger Agreement:

               A. I shall not make any sale, transfer or other disposition of the SkyePharma Securities in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the SkyePharma Securities to the extent I felt necessary, with my counsel.

               C. I have been advised that the issuance of SkyePharma Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of DepoTech, I may be deemed to have been an affiliate of DepoTech and the distribution by me of the SkyePharma Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the SkyePharma Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or under other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to SkyePharma, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer to other disposition is otherwise exempt from registration under the Act.

               D. I understand that SkyePharma is under no obligation to register the sale, transfer or other disposition of the SkyePharma Securities by me or on my behalf under the Act or to take any further action necessary in order to make compliance with an exemption from such registration available.

               E. I also understand that stop transfer instructions will be given to the Depositary under the Deposit Agreement pursuant to which the Restricted Parent ADSs are issued and SkyePharma's transfer agents with respect to the Parent Ordinary Shares such Restricted Parent ADSs represent the right to receive and that there will be placed on the certificates for the SkyePharma Securities issued to me, or any substitutions therefor; a legend stating in substance:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _________ __, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND SKYEPHARMA. A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SKYEPHARMA."

               F. I also understand that unless the transfer by me of my SkyePharma Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, SkyePharma reserves the right to put the following legend on the certificates issued to my transferee:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Affiliate Letter. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the SkyePharma Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the SkyePharma Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, (iii) such SkyePharma Securities are sold by the undersigned in accordance with the provisions of Rule 145(d)(i), or (iv) SkyePharma has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to SkyePharma, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         The agreements of the undersigned hereof are in addition to, and not in limitation of, the letter agreement dated _________ __, 1998 between the undersigned and SkyePharma.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of DepoTech as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                      Very truly yours,


                                                      -----------------------
                                                      Name:

Accepted as of the date first written

SKYEPHARMA PLC


By: ___________________________
Name:
Title:

                                    EXHIBIT D

                             D&O INSURANCE COVERAGE



         o Approximate indications for tail coverage under current Directors and Officers Liability Insurance with National Union:

                  o  Three (3) year term at 1 times the annual premium

                  o  Six (6) year term at 1.25 times the annual premium

         o  1998/1999 Policy Premium = $135,000

Parent shall choose from the foregoing policies in its reasonable discretion; provided that the maximum, in the aggregate, that Parent or Surviving Corporation shall be obligated to pay with respect thereto is $175,000.


                                       D-1